Exhibit No. 11

                                    CNS, INC.

               COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK

                                                   Three months ended March 31,
                                                   ---------------------------
                                                       1996           1995
                                                   ------------   ------------

NET INCOME

  Income from continuing operations                $  3,100,937   $  2,253,166
  Loss from discontinued operations                           0       (450,404)
                                                   ------------   ------------

Net income                                         $  3,100,937   $  1,802,762
                                                   ============   ============


PRIMARY EARNINGS PER SHARE:

  Average number of common and common equivalent shares outstanding:

    Average common shares outstanding                17,446,000     17,057,000
    Incentive stock options                             709,000        461,000
    Non qualified stock options                         399,000        257,000
    Warrants                                             75,000        147,000
                                                   ------------   ------------

                                                     18,629,000     17,922,000
                                                   ============   ============

  Earnings per share from continuing operations    $        .17   $        .13
  Loss per share from discontinued  operations              .00           (.03)
                                                   ------------   ------------

Primary earnings per share                         $        .17   $        .10
                                                   ============   ============



FULLY DILUTED EARNINGS PER SHARE
  Average number of common and common
   equivalent shares outstanding:

    Average common shares outstanding                17,446,000     17,057,000
    Incentive stock options                             756,000        595,000
    Non qualified stock options                         426,000        328,000
    Warrants                                             78,000        194,000
                                                   ------------   ------------

                                                     18,706,000     18,174,000
                                                   ============   ============

  Earnings per share from continuing operations    $        .17   $        .12
  Loss per share from discontinued operations               .00           (.02)
                                                   ------------   ------------

Fully diluted earnings per share                   $        .17   $        .10
                                                   ============   ============